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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15116, No. 33-15117, No. 33-23856, No. 33-29215, No. 33-29216, No. 33-37579, and No. 33-50737) of Raychem
Corporation of our report dated July 20, 1994, appearing on page 17 of Exhibit 13 which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of this Form 10-K.



PRICE WATERHOUSE LLP

San Jose, California
September 26, 1994